Exhibit 99.2

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of First Industrial, L.P.’s (the “Operating Partnership”) financial condition and results of operations should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this Current Report on Form 8-K.

This report contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Operating Partnership intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Operating Partnership, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project” or similar expressions. The Operating Partnership’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Operating Partnership on a consolidated basis include, but are not limited to, changes in: economic conditions generally and the real estate market specifically, legislative/regulatory changes (including changes to laws governing the taxation of real estate investment trusts), availability of financing, interest rates, competition, supply and demand for industrial properties in the Operating Partnership’s current and proposed market areas, potential environmental liabilities, slippage in development or lease-up schedules, tenant credit risks, higher-than-expected costs and changes in general accounting principles, policies and guidelines applicable to real estate investment trusts. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Operating Partnership and its business, including additional factors that could materially affect the Operating Partnership’s financial results, is included in the 2006 Quarterly Report on Form 10-Q for the period ended March 31, 2006 in Item 1A, “Risk Factors,” and in the Operating Partnership’s other filings with the Securities and Exchange Commission.

GENERAL

The Operating Partnership was organized as a limited partnership in the state of Delaware on November 23, 1993. The sole general partner of the Operating Partnership is First Industrial Realty Trust, Inc. (the “Company”) with an approximate 86.9% ownership interest at March 31, 2006. The limited partners of the Operating Partnership own, in the aggregate, approximately a 13.1% interest in the Operating Partnership at March 31, 2006. The Company also owns a preferred general partnership interest in the Operating Partnership with an aggregate liquidation priority of $275 million. The Company is a real estate investment trust (“REIT”) as defined in the Internal Revenue Code. The Company’s operations are conducted primarily through the Operating Partnership.

The Operating Partnership is the sole member of several limited liability companies (the “L.L.C.s”) and the sole shareholder of First Industrial Development Services, Inc. and holds at least a 99% limited partnership interest in each of eight limited partnerships (together, the “Other Real Estate Partnerships”).

The general partners of the Other Real Estate Partnerships are separate corporations, each with at least a .01% general partnership interest in the Other Real Estate Partnership for which it acts as a general partner. Each general partner of the Other Real Estate Partnerships is a wholly-owned subsidiary of the Company.

The financial statements of the Operating Partnership report the L.L.C.s and First Industrial Development Services, Inc. (the “Consolidated Operating Partnership”) on a consolidated basis.

As of March 31, 2006, the Consolidated Operating Partnership owned 856 industrial properties (inclusive of developments in process) containing an aggregate of approximately 69.9 million square feet of gross leasable area (“GLA”). On a combined basis, as of March 31, 2006, the Other Real Estate Partnerships owned 103 industrial properties containing an aggregate of approximately 9.3 million square feet of GLA.

On March 21, 2006, the Operating Partnership, through separate wholly-owned limited liability companies of which it is the sole member, entered into a co-investment arrangement with an institutional investor to invest in industrial properties (the “March 2006 Co-Investment Program”). The Operating Partnership, through separate wholly-owned limited liability companies of which it is the sole member, owns a 15 percent equity interest in and provides property management, leasing, disposition and portfolio management services to the March 2006 Co-Investment Program.

The Operating Partnership, through separate wholly-owned limited liability companies of which it is the sole member, also owns minority equity interests in, and provides various services to, four other joint ventures which invest in industrial properties (the “September 1998 Joint Venture”, the “May 2003 Joint Venture”, the “March 2005 Joint Venture” and the “September 2005 Joint Venture”; together with the March 2006 Co-Investment Program, the “Joint Ventures”).

The Other Real Estate Partnerships and the Joint Ventures are accounted for under the equity method of accounting. The operating data of the Other Real Estate Partnerships and the Joint Ventures is not consolidated with that of the Consolidated Operating Partnership as presented herein.

MANAGEMENT’S OVERVIEW

Management believes the Consolidated Operating Partnership’s financial condition and results of operations are, primarily, a function of the Consolidated Operating Partnership’s and its joint ventures’ performance in four key areas: leasing of industrial properties, acquisition and development of additional industrial properties, redeployment of internal capital and access to external capital.

The Consolidated Operating Partnership generates revenue primarily from rental income and tenant recoveries from long-term (generally three to six years) operating leases of its and its joint ventures’ industrial properties. Such revenue is offset by certain property specific operating expenses, such as real estate taxes, repairs and maintenance, property management, utilities and insurance expenses, along with certain other costs and expenses, such as depreciation and amortization costs and general and administrative and interest expenses. The Consolidated Operating Partnership’s revenue growth is dependent, in part, on its ability to (i) increase rental income, through increasing, either or both, occupancy rates and rental rates at the Consolidated Operating Partnership’s and its joint ventures’ properties, (ii) maximize tenant recoveries and (iii) minimize operating and certain other expenses. Revenues generated from rental income and tenant recoveries are a significant source of funds, in addition to income generated from gains/losses on the sale of the Consolidated Operating Partnership’s and its joint ventures’ properties (as discussed below), for the Consolidated Operating Partnership’s distributions. The leasing of property, in general, and occupancy rates, rental rates, operating expenses and certain non-operating expenses, in particular, are impacted, variously, by property specific, market specific, general economic and other conditions, many of which are beyond the control of the Consolidated Operating Partnership. The leasing of property also entails various risks, including the risk of tenant default. If the Consolidated Operating Partnership were unable to maintain or increase occupancy rates and rental rates at the Consolidated Operating Partnership’s and its joint ventures’ properties or to maintain tenant recoveries and operating and certain other expenses consistent with historical levels and proportions, the Consolidated Operating Partnership’s revenue growth would be limited. Further, if a significant number of the Consolidated Operating Partnership’s or its joint ventures’ tenants were unable to pay rent (including tenant recoveries) or if the Consolidated Operating Partnership or its joint ventures were unable to rent their properties on favorable terms, the Consolidated Operating Partnership’s financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Company’s common stock would be adversely affected.

The Consolidated Operating Partnership’s revenue growth is also dependent, in part, on its and its joint ventures’ ability to acquire existing, and acquire and develop new, additional industrial properties on favorable terms. The Consolidated Operating Partnership itself, and through its various joint ventures, continually seeks to acquire existing industrial properties on favorable terms, and, when conditions permit, also seeks to acquire and develop new industrial properties on favorable terms. Existing properties, as they are acquired, and acquired and developed properties, as they lease-up, generate revenue from rental income, tenant recoveries and fees, income from which, as discussed above, is a source of funds for the Consolidated Operating Partnership’s distributions. The acquisition and development of properties is impacted, variously, by property specific, market specific, general economic and other conditions, many of which are beyond the control of the Consolidated Operating Partnership. The acquisition and development of properties also entails various risks, including the risk that the Consolidated Operating Partnership’s and its joint ventures’ investments may not perform as expected. For example, acquired existing and acquired and developed new properties may not sustain and/or achieve anticipated occupancy and rental rate levels. With respect to acquired and developed new properties, the Consolidated Operating Partnership may not be able to complete construction on schedule or within budget, resulting in increased debt service expense and construction costs and delays in leasing the properties. Also, the Consolidated Operating Partnership and its joint ventures face significant competition for attractive acquisition and development opportunities from other well-capitalized real estate investors, including both publicly-traded real estate investment trusts and private investors. Further, as discussed below, the Consolidated Operating Partnership and its joint ventures may not be able to finance the acquisition and development opportunities they identify. If the Company and its joint ventures were unable to acquire and develop sufficient additional properties on favorable terms or if such investments did not perform as expected, the Consolidated Operating Partnership’s revenue growth would be limited and its financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Company’s common stock would be adversely affected.

The Consolidated Operating Partnership also generates income from the sale of its and its joint ventures’ properties (including existing buildings, buildings which the Consolidated Operating Partnership or joint ventures have developed or re-developed on a merchant basis and land). The Consolidated Operating Partnership itself, and through its various joint ventures, is continually engaged in, and its income growth is dependent, in part, on systematically redeploying capital from properties and other assets with lower yield potential into properties and other assets with higher yield potential. As part of that process, the Consolidated Operating Partnership and its joint ventures sell, on an ongoing basis, select stabilized properties or land or properties offering lower potential returns relative to their market value. The gain/loss on, and fees from, the sale of such properties are included in the Consolidated Operating Partnership’s income and are a significant source of funds, in addition to revenues generated from rental income and tenant recoveries, for the Consolidated Operating Partnership’s distributions. Also, a significant portion of the Consolidated Operating Partnership’s proceeds from such sales is used to fund the Consolidated Operating Partnership’s acquisition of existing, and the acquisition and development of new, industrial properties. The sale of properties is impacted, variously, by property specific, market specific, general economic and other conditions, many of which are beyond the control of the Consolidated Operating Partnership. The sale of properties also entails various risks, including competition from other sellers and the availability of attractive financing for potential buyers of the Consolidated Operating Partnership’s properties. Further, the Consolidated Operating Partnership’s ability to sell properties is limited by safe harbor rules applying to REITs under the Code which relate to the number of properties that may be disposed of in a year, their tax bases and the cost of improvements made to the properties, along with other tests which enable a REIT to avoid punitive taxation on the sale of assets. If the Consolidated Operating Partnership and its joint ventures were unable to sell properties on favorable terms, the Consolidated Operating Partnership’s income growth would be limited and its financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Company’s common stock would be adversely affected.

Currently, the Consolidated Operating Partnership utilizes a portion of the net sales proceeds from property sales, borrowings under its unsecured lines of credit and proceeds from the issuance, when and as warranted, of additional debt and equity securities to finance future acquisitions and developments, and to fund its equity commitments to its joint ventures. Access to external capital on favorable terms plays a key role in the Consolidated Operating Partnership’s financial condition and results of operations, as it impacts the Consolidated Operating Partnership’s cost of capital and its ability and cost to refinance existing indebtedness as it matures and to fund acquisitions, developments and contributions to its joint ventures or through the issuance, when and as warranted, of additional equity securities. The Company’s ability to access external capital on favorable terms is dependent on various factors, including general market conditions, interest rates, credit ratings on the Company’s capital stock and debt, the market’s perception of the Company’s growth potential, the Company’s current and potential future earnings and cash distributions and the market price of the Company’s capital stock. If the Company were unable to access external capital on favorable terms, the Company’s financial condition, results of operations, cash flow and ability to pay dividends on, and the market price of, the Company’s common stock would be adversely affected.

RESULTS OF OPERATIONS

Comparison of Three Months Ended March 31, 2006 to Three Months Ended March 31, 2005

The Consolidated Operating Partnership’s net income available to unitholders was $20.1 million and $16.4 million for the three months ended March 31, 2006, and March 31, 2005, respectively. Basic and diluted net income available to unitholders was $0.40 and $0.40 per unit, respectively, for the three months ended March 31, 2006, and $.34 and $.33 per unit, respectively, for the three months ended March 31, 2005.

The tables below summarize the Consolidated Operating Partnership’s revenues, property expenses and depreciation and other amortization by various categories for the three months ended March 31, 2006 and March 31, 2005. Same store properties are in service properties owned prior to January 1, 2005. Acquired properties are properties that were acquired subsequent to December 31, 2004. Sold properties are properties that were sold subsequent to December 31, 2004. Properties that are not in service are properties that are under construction that have not reached stabilized occupancy or were placed in service after December 31, 2004 partially offset by the expenses from the build to suit development for sale. These properties are placed in service as they reach stabilized occupancy (generally defined as 90% occupied). Other revenues are derived from the operations of the Consolidated Operating Partnership’s maintenance company, fees earned from the Consolidated Operating Partnership’s joint ventures, fees earned for developing properties for third parties and other miscellaneous revenues. Other expenses are derived from the operations of the Consolidated Operating Partnership’s maintenance company and other miscellaneous regional expenses.

The Consolidated Operating Partnership’s future financial condition and results of operations, including rental revenues, may be impacted by the future acquisition and sale of properties. The Consolidated Operating Partnership’s future revenues and expenses may vary materially from historical rates.

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2006	2005	$ Change	% Change

REVENUES ($ in 000’s)
Same Store Properties	$59,324	$62,945	$(3,621)	(5.8)%
Acquired Properties	15,200	159	15,041	9,459.7%
Sold Properties	3,117	8,017	(4,900)	(61.1)%
Properties Not In Service	4,790	3,261	1,529	46.9%
Other	6,136	3,722	2,414	64.9%

	88,567	78,104	10,463	13.4%
Discontinued Operations	(6,471)	(11,058)	4,587	(41.5)%

Total Revenues	$82,096	$67,046	$15,050	22.4%

The occupancy rates of the Consolidated Operating Partnership’s same store properties at March 31, 2006 and 2005 were 87.5% and 91.6% respectively. Revenues from same store properties decreased by $3.6 million due to a decrease in same store property occupancy rates. Revenues from acquired properties increased $15.0 million due to the 170 industrial properties acquired subsequent to December 31, 2004 totaling approximately 20.5 million square feet of GLA. Revenues from sold properties decreased $4.9 million due to the 106 industrial properties sold subsequent to December 31, 2004 totaling approximately 15.1 million square feet of GLA partially offset by the revenues from the build to suit development for sale. Revenues from properties not in service increased by $1.5 million due to an increase in properties placed in service during

2006 and 2005. Other revenues increased by approximately $2.4 million due primarily to an increase in joint venture fees partially offset by a decrease in assignment fees.

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2006	2005	$ Change	% Change

PROPERTY EXPENSES ($ in 000’s)
Same Store Properties	$21,083	$20,740	$343	1.7%
Acquired Properties	3,735	50	3,685	7,370.0%
Sold Properties	1,235	3,042	(1,807)	(59.4)%
Properties Not In Service	2,466	2,059	407	19.8%
Other	3,521	1,621	1,900	117.2%

	32,040	27,512	4,528	16.5%
Discontinued Operations	(2,112)	(4,030)	1,918	(47.6)%

Total Property Expenses	$29,928	$23,482	$6,446	27.5%

Property expenses include real estate taxes, repairs and maintenance, property management, utilities, insurance, other property related expenses and expenses from build to suit development for sale. Property expenses from same store properties remained relatively unchanged. Property expenses from acquired properties increased by $3.7 million due to properties acquired subsequent to December 31, 2004. Property expenses from sold properties decreased by $1.8 million due to properties sold subsequent to December 31, 2004 partially offset by the expenses from the build to suit development for sale. Property expenses from properties not in service increased by $.4 million due to an increase in properties placed in service during 2006 and 2005. Other expense increased $1.9 million due primarily to increases in employee compensation.

General and administrative expense increased by approximately $5.8 million, or 49.6%, due primarily to increases in employee compensation related to compensation for new employees as well as an increase in incentive compensation.

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2006	2005	$ Change	% Change

DEPRECIATION and OTHER AMORTIZATION ($ in 000’s)
Same Store Properties	$19,521	$19,166	$355	1.9%
Acquired Properties	9,410	169	9,241	5,468.0%
Sold Properties	1,014	2,763	(1,749)	(63.3)%
Properties Not In Service and Other	3,572	2,260	1,312	58.1%
Corporate Furniture, Fixtures and Equipment	416	321	95	29.6%

	$33,933	$24,679	$9,254	37.5%
Discontinued Operations	(2,706)	(3,662)	956	(26.1)%

Total Depreciation and Other Amortization	$31,227	$21,017	$10,210	48.6%

Depreciation and other amortization for same store properties remained relatively unchanged. Depreciation and other amortization from acquired properties increased by $9.2 million due to properties acquired subsequent to December 31, 2004. Depreciation and other amortization from sold properties decreased by $1.8 million due to properties sold subsequent to December 31, 2004. Depreciation and other amortization for properties not in service and other increased by $1.3 million due primarily to accelerated depreciation on one property in Cincinnati, OH which is in the process of being razed.

Interest income remained relatively unchanged.

Interest expense increased by approximately $3.7 million primarily due to an increase in the weighted average debt balance outstanding for the three months ended March 31, 2006 ($1,850.9 million), as compared to the three months ended March 31, 2005 ($1,590.9 million), as well as an increase in the weighted average interest rate for the three months ended March 31, 2006 (6.76%), as compared to the three months ended March 31, 2005 (6.75%) partially offset by an increase in capitalized interest for the three months ended March 31, 2006 due to an increase in development activities.

Amortization of deferred financing costs remained relatively unchanged.

In October 2005, the Company, through First Industrial Development Services, Inc., entered into an interest rate protection agreement which hedged the change in value of a build to suit development project the Company was constructing. This interest rate protection agreement had a notional value of $50 million, was based on the three Month LIBOR rate, had a strike rate of 4.8675%, had an effective date of December 30, 2005 and a termination date of December 30, 2010. Per Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (“FAS 133”) fair value and cash flow hedge accounting for hedges of non-financial assets and liabilities is limited to hedges of the risk of changes in the market price of the entire hedged item because changes in the price of an ingredient or component of a non-financial item generally do not have a predictable, separately measurable effect on the price of the item. Since the interest rate protection agreement is hedging a component of the change in value of the build to suit development, the interest rate protection agreement does not qualify for hedge accounting and the change in value of the interest rate protection agreement will be recognized immediately in net income as opposed to other comprehensive income. On January 5, 2006, the Company, through First Industrial Development Services, Inc., settled the interest rate protection agreement for a payment of $.2 million.

Income tax benefit increased by $4.0 million due primarily to an increase in general and administrative and depreciation expense, which increases the loss from continuing operations, incurred in the three months ended March 31, 2006 compared to the three months ended March 31, 2005 associated with additional investment activity in the Company’s taxable REIT subsidiary and a decrease in state tax expense.

Equity in income of Other Real Estate Partnerships decreased by $1.9 million primarily due to a decrease in gain on sale of real estate for the Other Real Estate Partnerships.

Equity in income of joint ventures remained relatively unchanged.

The $1.4 million gain on sale of real estate, net of income taxes for the three months ended March 31, 2006 resulted from the sale of several land parcels that do not meet the criteria established by FAS 144 for inclusion in discontinued operations. The $13.1 million gain on sale of real estate, net of income taxes for the three months ended March 31, 2005 resulted from the sale of seven industrial properties and several land parcels that do not meet the criteria established by FAS 144 for inclusion in discontinued operations.

The following table summarizes certain information regarding the industrial properties included in discontinued operations by the Consolidated Operating Partnership, for the three months ended March 31, 2006 and March 31, 2005.

	Three Months	Three Months
	Ended	Ended
	March 31,	March 31,
	2006	2005
	($ in 000’s)

Total Revenues	6,471	11,058
Operating Expenses	(2,112)	(4,030)
Interest Expense	—	(173)
Depreciation and Amortization	(2,706)	(3,662)
Provision for Income Taxes Allocable to Operations	(787)	(1,073)
Gain on Sale of Real Estate	53,639	11,713
Provision for Income Taxes Allocable to Gain on Sale	(14,555)	(2,852)

Income from Discontinued Operations	39,950	10,981

Income from discontinued operations, net of income taxes, for the three months ended March 31, 2006 reflects the results of operations and gain on sale of real estate, net of income taxes, relating to 24 industrial properties that were sold during the three months ended March 31, 2006, the results of operations of 30 industrial properties that were sold during the period from April 1, 2006 to June 30, 2006 and the results of operations of 16 industrial properties classified as held for sale at June 30, 2006.

Income from discontinued operations, net of income taxes, for the three months ended March 31, 2005 reflects the results of operations relating to 24 industrial properties that were sold during the three months ended March 31, 2006, 73 industrial properties that were sold during the year ended December 31, 2005, the results of operations of 30 industrial properties that were sold during the period from April 1, 2006 to June 30, 2006 and the results of operations of 16 industrial properties classified as held for sale at June 30, 2006.

LIQUIDITY AND CAPITAL RESOURCES

At March 31, 2006, the Consolidated Operating Partnership’s restricted cash was approximately $23.4 million. Restricted cash is primarily comprised of gross proceeds from the sales of certain industrial properties. These sales proceeds will be disbursed as the Consolidated Operating Partnership exchanges industrial properties under Section 1031 of the Internal Revenue Code.

The Consolidated Operating Partnership has considered its short-term (one year or less) liquidity needs and the adequacy of its estimated cash flow from operations and other expected liquidity sources to meet these needs. The Consolidated Operating Partnership’s 7.0% Notes due in 2006, in the aggregate principal amount of $150 million are due on December 1, 2006 (the “2006 Notes”). The Consolidated Operating Partnership expects to satisfy the payment obligations on the 2006 Notes with the issuance of additional debt. With the exception of the 2006 Notes, the Consolidated Operating Partnership believes that its principal short-term liquidity needs are to fund normal recurring expenses, debt service requirements and the minimum distribution required to maintain the Company’s REIT qualification under the Internal Revenue Code. The Consolidated Operating Partnership anticipates that these needs will be met with cash flows provided by operating activities.

The Consolidated Operating Partnership expects to meet long-term (greater than one year) liquidity requirements such as property acquisitions, developments, scheduled debt maturities, major renovations, expansions and other nonrecurring capital improvements through the disposition of select assets, long-term unsecured indebtedness and the issuance of additional Units and preferred Units. As of March 31, 2006 and May 1, 2006, $300.0 million of debt securities was registered and unissued under the Securities Act of 1933, as amended. The Consolidated Operating Partnership also may finance the development or acquisition of additional properties through borrowings under the Unsecured Line of Credit I. At March 31, 2006, borrowings under the Unsecured Line of Credit bore interest at a weighted average interest rate of 5.521%. As of May 1, 2006 the Consolidated Operating Partnership, through the Operating Partnership, had approximately $173.4 million available for additional borrowings under the Unsecured Line of Credit I.

Three Months Ended March 31, 2006

Net cash provided by operating activities of approximately $23.5 million for the three months ended March 31, 2006 was comprised primarily of net income of approximately $25.8 million, distributions from the Consolidated Operating Partnership’s industrial real estate joint ventures and from the Other Real Estate Partnerships of $5.5 and the net change in operating assets and liabilities of approximately $18.4 million partially offset by adjustments for non-cash items of $26.2 million. The adjustments for the non-cash items of approximately $26.2 million are primarily comprised of the gain on sale of real estate of approximately $55.1 million, equity in net income of the Other Real Estate Partnerships of $4.9 million and the effect of the straight-lining of rental income of approximately $2.2 million substantially offset by depreciation and amortization of approximately $35.7 million and $.3 million of provision for bad debt.

Net cash provided by investing activities of approximately $84.5 million for the three months ended March 31, 2006 was comprised primarily by the net proceeds from sales of investment in real estate, repayments of mortgage loan receivables, distributions from the Other Real Estate Partnerships and distributions from the Consolidated Operating Partnership’s industrial real estate joint ventures partially offset by a decrease in restricted cash that was held by an intermediary for Section 1031 exchange purposes the acquisition of real estate, development of real estate, capital expenditures related to the expansion and improvement of existing real estate, investments in and advances to the Other Real Estate Partnerships, and contributions to and investments in the Consolidated Operating Partnership’s industrial real estate joint ventures.

During the three months ended March 31, 2006, the Consolidated Operating Partnership sold 24 industrial properties comprising approximately 4.5 million square feet of GLA and several land parcels. Net proceeds from the sales of the 24 industrial properties and several land parcels were approximately $275.8 million.

During the three months ended March 31, 2006, the Consolidated Operating Partnership acquired 21 industrial properties comprising approximately 2.1 million square feet of GLA and several land parcels. The purchase price for these acquisitions totaled approximately $145.2 million, excluding costs incurred in conjunction with the acquisition of the industrial properties and land parcels.

The Consolidated Operating Partnership, through a wholly-owned limited liability company in which the Operating Partnership is the sole member, invested approximately $3.2 million and received distributions of approximately $3.5 million from the Operating Partnership’s industrial real estate joint ventures. As of March 31, 2006, the Operating Partnership’s industrial real estate joint ventures owned 311 industrial properties comprising approximately 25.0 million square feet of GLA.

Net cash used in financing activities of approximately $114.7 million for the three months ended March 31, 2006 was derived primarily of the redemption of preferred units, general partnership and limited partnership units (“Unit”) and preferred general partnership unit distributions, net repayments under the Consolidated Operating Partnership’s Unsecured Line of Credit, the repurchase of restricted units and repayments on mortgage loans payable, partially offset by the net proceeds from the issuance of preferred units and senior unsecured debt, net proceeds from the exercise of stock options and a cash book overdraft.

During the three months ended March 31, 2006, the Company awarded 303,142 shares of restricted common stock to certain employees and 1,169 shares of restricted common stock to certain Directors. The Operating Partnership issued Units to the Company in the same amount. These shares of restricted common stock had a fair value of approximately $11.6 million on the date of grant. The restricted common stock vests over periods from one to ten years. Compensation expense will be charged to earnings over the respective vesting periods for the shares expected to vest.

During the three months ended March 31, 2006, certain employees exercised 43,567 non-qualified employee stock options. Net proceeds to the Company were approximately $1.0 million. The Consolidated Operating Partnership, through the Operating Partnership, issued Units to the Company in the same amount.

On January 10, 2006, the Consolidated Operating Partnership, through the Operating Partnership, issued $200 million of senior unsecured debt which matures on January 15, 2016 and bears interest at a rate of 5.75% (the “2016 Notes”). Net of offering costs, the Consolidated Operating Partnership received net proceeds of $197.6 million from the issuance of 2016 Notes. In December 2005, the Consolidated Operating Partnership also entered into interest rate protection agreements which were used to fix the interest rate on the 2016 Notes prior to issuance. The Consolidated Operating Partnership settled the interest rate protection agreements on January 9, 2006 for a payment of approximately $1.7 million, which is included in other comprehensive income.

On January 13, 2006, the Company issued 6,000,000 Depositary Shares, each representing 1/10,000th of a share of the Company’s 7.25%, $.01 par value, Series J Cumulative Redeemable Preferred Stock (the “Series J Preferred Stock”), at an initial offering price of $25.00 per Depositary Share. The net proceeds from the issuance of the Series J Preferred Stock were contributed to the Operating Partnership in exchange for Series J Cumulative Preferred Units (the “Series J Preferred Units”) and are reflected in the Consolidated Operating Partnership’s financial statements as general partner preferred unit contribution. Net of offering costs, the Company received net proceeds of $144.8 million from the issuance of Series J Preferred Stock.

On November 8, 2005 and November 18, 2005, the Company issued 600 and 150 Shares, respectively, of $.01 par value, Series I Flexible Cumulative Redeemable Preferred Stock, (the “Series I Preferred Stock”), in a private placement at an initial offering price of $250,000 per share for an aggregate initial offering price of $187.5 million. Net of offering costs, the Company received net proceeds of $181.5 million from the issuance of Series I Preferred Stock which were contributed to the Operating Partnership in exchange for Series I Cumulative Preferred Units (the “Series I Preferred Units”). The Company redeemed the Series I Preferred Stock on January 13, 2006 for $242,875.00 per share, and paid a prorated first quarter dividend of $470.667 per share, totaling approximately $.4 million. The Operating Partnership redeemed the Series I Cumulative Preferred Units as well. In accordance with EITF D-42, due to the redemption of the Series I Preferred Units, the difference between the redemption cost and the carrying value of the Series I Preferred Units of approximately $.7 million is reflected as a deduction from net income to arrive at net income available to Unitholders in determining earnings per unit for the three months ended March 31, 2006.

Market Risk

The following discussion about the Consolidated Operating Partnership’s risk-management activities includes “forward-looking statements” that involve risk and uncertainties. Actual results could differ materially from those projected in the forward-looking statements.

This analysis presents the hypothetical gain or loss in earnings, cash flows or fair value of the financial instruments and derivative instruments which are held by the Consolidated Operating Partnership at March 31, 2006 that are sensitive to changes in the interest rates. While this analysis may have some use as a benchmark, it should not be viewed as a forecast.

In the normal course of business, the Consolidated Operating Partnership also faces risks that are either non-financial or non-quantifiable. Such risks principally include credit risk and legal risk and are not represented in the following analysis.

At March 31, 2006, approximately $1,558.6 million (approximately 87.1% of total debt at March 31, 2006) of the Company’s debt was fixed rate debt and approximately $231.0 million (approximately 12.9% of total debt at March 31, 2006) was variable rate debt.

For fixed rate debt, changes in interest rates generally affect the fair value of the debt, but not earnings or cash flows of the Consolidated Operating Partnership. Conversely, for variable rate debt, changes in the interest rate generally do not impact the fair value of the debt, but would affect the Consolidated Operating Partnership’s future earnings and cash flows. The interest rate risk and changes in fair market value of fixed rate debt generally do not have a significant impact on the Consolidated Operating Partnership until the Consolidated Operating Partnership is required to refinance such debt. See Note 5 to the consolidated financial statements for a discussion of the maturity dates of the Consolidated Operating Partnership’s various fixed rate debt.

Based upon the amount of variable rate debt outstanding at March 31, 2006, a 10% increase or decrease in the interest rate on the Company’s variable rate debt would decrease or increase, respectively, future net income and cash flows by approximately $1.3 million per year. A 10% increase in interest rates would decrease the fair value of the fixed rate debt at March 31, 2006 by approximately $0.1 million to $1,584.3 million. A 10% decrease in interest rates would increase the fair value of the fixed rate debt at March 31, 2006 by approximately $0.1 million to $1,697.5 million.

Recent Accounting Pronouncements

In February 2006, the FASB issued Statement of Financial Standards (“SFAS”) No. 155, Accounting for Certain Hybrid Financial Instruments” which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and SFAS No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1. “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets.” This Statement:

a. Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation;

b. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133;

c. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation;

d. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives; and

e. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006. The Consolidated Operating Partnership does not expect that the implementation of this Statement will have a material effect on the Consolidated Operating Partnership’s consolidated financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Asset which amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (FAS 140), with respect to the accounting for separately recognized servicing assets and servicing liabilities. This statement was issued to simplify the accounting for servicing rights and reduce the volatility that results from the use of different measurements attributes for servicing rights and the related financial instruments used to economically hedge risks associated with those servicing rights. The statement clarifies when to separately account for servicing rights, requires separately recognized servicing rights to be initially measured at fair value, and provides the option to subsequently account for those servicing rights at either fair value or under the amortization method previously required under FAS 140.

An entity should adopt this Statement as of the beginning of its first fiscal year that begins after September 15, 2006. The Consolidated Operating Partnership does not expect that the implementation of this Statement will have a material effect on the Consolidated Operating Partnership’s consolidated financial position or results of operations.

Subsequent Events

From April 1, 2006 to May 1, 2006, the Consolidated Operating Partnership sold six industrial properties and several land parcels for approximately $32.2 million of gross proceeds. The Consolidated Operating Partnership also acquired 24 industrial properties for a purchase price of $61.2 million, excluding costs incurred in conjunction with the acquisition of these industrial properties.

On April 17, 2006, the Operating Partnership paid a first quarter 2005 distribution of $.70 per Unit, totaling approximately $36.0 million.

In April 2006, the Consolidated Operating Partnership, through the Operating Partnership, entered into four interest rate protection agreements to fix the interest rate on anticipated offerings of senior unsecured debt. The interest rate protection agreements are designated as cash flow hedges and have a combined notional value of $295.3 million. Two of the interest rate protection agreements are effective from November 2006 to November 2016 and fix the LIBOR rate at 5.54% and the other two are effective from May 2007 to May 2012 and fix the LIBOR rate at 5.42%.

Other Events

Subsequent to the filing of the Consolidated Operating Partnership’s quarterly report on Form 10-Q on May 10, 2006, the Consolidated Operating Partnership has revised its consolidated financial statements for the three months ended March 31, 2006 and 2005, due to certain provisions of Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” that require the Consolidated Operating Partnership to report the results of operations of a property if it has either been disposed or is classified as held for sale in discontinued operations and meets certain other criteria. Accordingly, the Consolidated Operating Partnership has retrospectively adjusted its consolidated financial statements for the three months ended March 31, 2006 and 2005, to reflect 22 properties that were sold during the period from April 1, 2006 to June 30, 2006 that were not classified as held for sale at March 31, 2006, and 16 properties that were held for sale at June 30, 2006, that met the criteria to be classified as discontinued operations. The effect of the reclassification represents a $0.2 million and $0.9 million decrease in its previously reported income from continuing operations for the three months ended March 31, 2006 and 2005, respectively. As a result of the foregoing, Notes 3, 8 and 10 to the consolidated financial statements for the three months ended March 31, 2006 and 2005 have been updated. There is no effect on the Consolidated Operating Partnership’s previously reported net income, financial condition or cash flows.